Press Release	Contacts:
Quentin McMillan (Investors): quentin.mcmillan@aig.com
Claire Talcott (Media): claire.talcott@aig.com

AIG Announces Reference Yields and Total Consideration for its Tender Offer for Debt Securities

NEW YORK, Nov. 21, 2023 – American International Group, Inc. (NYSE: AIG) today announced, in connection with its previously announced tender offer (the “Tender Offer”) to purchase outstanding notes and debentures (collectively, the “Securities”), the pricing terms for the series of Securities listed in the table below that have been validly tendered (and not subsequently validly withdrawn) on or prior to the Early Participation Date (as defined below) and accepted for purchase by AIG, for an aggregate purchase consideration of up to $1.5 billion (excluding Accrued Interest (as defined below)). The Tender Offer is being made pursuant to AIG’s Offer to Purchase, dated November 6, 2023 (the “Offer to Purchase”), which sets forth a more comprehensive description of the terms and conditions of the Tender Offer. Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

Set forth below are the applicable Reference Yields and Total Consideration for each series of Securities, as calculated at 10:00 a.m., New York City time (3:00 p.m., London time) today, November 21, 2023, in accordance with the terms set out in the Offer to Purchase.

TABLE I
Acceptance Priority Level	Title of Security	Security Identifier(s)	Principal Amount Outstanding (millions)	Reference Security/ Interpolated Rate	Reference Yield	Fixed Spread (basis points)	Aggregate Principal Amount Tendered as of the Early Participation Date(1)	Aggregate Principal Amount Accepted for Purchase	Total Consideration(2)
1	2.500% Notes Due 2025	CUSIP: 026874DQ7 ISIN: US026874DQ70	$1,000.0	4.625% UST due 06/30/2025	5.024%	+35	$853,854,000	$853,854,000	$956.32
2	3.900% Notes Due 2026	CUSIP: 026874DH7 ISIN: US026874DH71	$750.0	4.625% UST due 10/15/2026	4.620%	+60	$513,840,000	$513,840,000	$971.01
3	1.875% Notes Due 2027	CUSIP: AN6673288 ISIN: XS1627602201	€1,000.0	Interpolated Rate	3.169%	+50	€524,765,000	€179,054,000	€940.75
(1) As reported by Ipreo LLC, the Information Agent and Tender Agent in connection with the Tender Offer.

(2) The Total Consideration payable for each $1,000 or €1,000 principal amount of Securities validly tendered (and not subsequently validly withdrawn) on or prior to the Early Participation Date and accepted for purchase by AIG, when calculated as set out herein with reference to the applicable Fixed Spread, already includes the Early Participation Amount of $30 or €30 (as applicable) per series of Securities as set out in the Offer to Purchase. In addition, holders whose Securities are accepted will also receive Accrued Interest (as defined below) on such Securities.

The early participation date for the Tender Offer was 5:00 p.m. (New York City time), on November 20, 2023 (the “Early Participation Date”). Subject to the terms and conditions set forth in the Offer to Purchase, AIG will accept for payment up to the Tender Cap Securities validly tendered and not validly withdrawn at or prior to the Early Participation Date as shown in the table above. AIG has elected to exercise its right to have an early settlement. The date for payment in respect of such Securities will be November 22, 2023 (the “Early Settlement Date”).

Upon the terms and subject to the conditions set forth in the Offer to Purchase, holders whose Securities were validly tendered and not validly withdrawn at or prior to the Early Participation Date, and are accepted for purchase in the Tender Offer, will receive the applicable Total Consideration, as set out above, for each $1,000 or €1,000 principal amount of such Securities in cash on the Early Settlement Date.

In addition to the applicable Total Consideration, such holders whose Securities are accepted for purchase will receive a cash payment equal to the accrued and unpaid interest on such Securities from and including the immediately preceding interest payment date for such Securities to, but excluding, the Early Settlement Date (the “Accrued Interest”). Interest will cease to accrue on the Early Settlement Date for all Securities that were validly tendered and not validly withdrawn at or prior to the Early Participation Date, and that are accepted for purchase in the Tender Offer.

Because the aggregate purchase price (excluding Accrued Interest) payable for the aggregate principal amount of Securities validly tendered prior to or at the Early Participation Date and not validly withdrawn would exceed the Tender Cap, AIG will not accept for purchase all Securities that have been tendered by the Early Participation Date. AIG will accept for purchase all of the 2.500% Notes Due 2025 and the 3.900% Notes Due 2026 validly tendered and not validly withdrawn as of the Early Participation Date. Additionally, AIG will accept for purchase €179,054,000 in aggregate principal amount of the 1.875% Notes Due 2027 validly tendered and not validly withdrawn as of the Early Participation Date on a prorated basis as described in the Offer to Purchase, using a proration factor of approximately 36.14%. AIG will not accept for purchase any other Securities tendered in the Tender Offer. Any Securities tendered and not accepted for purchase will be returned promptly to holders following the Early Settlement Date.

The Tender Offer will expire at 5:00 p.m. (New York City time) on December 6, 2023, unless extended or earlier terminated (such date and time with respect to the Tender Offer, as the same may be extended, the “Expiration Date”).

AIG has retained BofA Securities, Inc., Citigroup Global Markets Inc. and U.S. Bancorp Investments Inc. as the Joint Lead Dealer Managers and BNP Paribas Securities Corp., SG Americas Securities, LLC and SMBC Nikko Securities America, Inc. as Co-Dealer Managers. Ipreo LLC is the Information Agent and Tender Agent. For additional information regarding the terms of the Tender Offer, please contact: BofA Securities, Inc. at (888) 292-0070 (toll-free), (980) 387-3907 (collect for U.S. dollar securities) or +44 (207) 996 5420 (collect for euro securities); Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect); or U.S. Bancorp Investments, Inc. at

(800) 479-3441 (toll-free) or (917) 558-2756 (collect). Requests for documents and questions regarding the tendering of securities may be directed to Ipreo LLC by telephone at (212) 849-3880 (for banks and brokers only) and (888) 593-9546 (for all others toll-free), by email at ipreo-tenderoffer@ihsmarkit.com or to the Joint Lead Dealer Managers at their respective telephone numbers.

This news release does not constitute an offer or an invitation by AIG to participate in the Tender Offer in any jurisdiction in which it is unlawful to make such an offer or solicitation.

Certain statements in this press release, including those describing the completion of the Tender Offer, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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About AIG

American International Group, Inc. (AIG) is a leading global insurance organization. AIG member companies provide insurance solutions that help businesses and individuals in approximately 70 countries and jurisdictions protect their assets and manage risks. For additional information, visit www.aig.com. This website with additional information about AIG has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release. AIG common stock is listed on the New York Stock Exchange.

AIG is the marketing name for the worldwide operations of American International Group, Inc. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.